Exhibit 10.1

FOURTH AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS FOURTH AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (“Amendment”), made as of January 7, 2014, by and between LAPOLLA INDUSTRIES, INC., a Delaware corporation (the “Company”) and CHARLES A. ZAJACZKOWSKI (the “Executive”).

WHEREAS, the parties have previously entered into an Executive Employment Agreement effective May 10, 2010, as amended from time to time (collectively the “Existing Agreement”); and

WHEREAS, the parties desire to amend the Existing Agreement and enter into this Amendment to extend the Employment Term for an additional two years and increase the auto allowance.

NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

1. EFFECTIVE DATE. This Amendment shall be effective as of December 31, 2013.

2. SECTION 1 OF THE EXISTING AGREEMENT, “EMPLOYMENT TERM”, IS AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:

“1. EMPLOYMENT TERM. Company hereby agrees to employ the Executive, and the Executive hereby accepts such employment for a period beginning on the Effective Date and ending December 31, 2015, unless sooner terminated in accordance with Section 6 hereof (“Employment Period”).”

3. THE LAST SENTENCE OF SECTION 4.6 OF THE EXISTING AGREEMENT, “Expense Reimbursement”, IS AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:

“Company shall also provide the Executive an automobile allowance, which allowance shall not exceed $700 per month.”

4. ENTIRE AGREEMENT. This Amendment, together with the Existing Agreement, constitutes the entire agreement between the parties hereto with respect to the terms of the Executive’s employment with the Company and together supersede all other prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to such subject matter, and the terms and conditions of the Executive’s employment with the Company shall be governed solely pursuant to the terms of this Amendment and the Existing Agreement. In the event of any conflict between the terms of this Amendment and the Existing Agreement, the terms of this Amendment shall govern. Except as superseded by the terms of this Amendment, the terms of the Existing Agreement shall remain in full force and effect as existing prior to the signing of this Amendment.

5. COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

6. CONSULTATION AND REVIEW BY INDEPENDENT COUNSEL. Executive represents to Company that he has consulted with and been advised by independent counsel of his own choosing in connection with the negotiation of the form and substance of this Amendment prior to its execution.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized representative and the Executive has executed this Amendment as of the day and year below.

LAPOLLA INDUSTRIES, INC.		EXECUTIVE

By: /s/ Michael T. Adams, EVP	1/7/14	By: /s/ Charles A. Zajaczkowski	1/7/14
Name: Michael T. Adams	Date	Name: Charles A. Zajaczkowski	Date
Title: Executive Vice President